UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2011, ReachLocal, Inc. (“ReachLocal”) entered into a Google Inc. AdWords Reseller Addendum (the “Americas Agreement”) with Google Inc. (“Google”). The Americas Contract modifies the Google Inc. Advertising Program Terms. Under the Americas Agreement, ReachLocal was appointed as an authorized reseller of Google’s AdWords product in North America and certain countries in Central and South America. The Americas Agreement provides ReachLocal certain performance bonuses in the event ReachLocal meets certain advertiser targets, including certain share of retail requirements. The Americas Agreement has a three-year term, subject to broad mutual termination rights as are customary in Google reseller contracts.

In addition, ReachLocal Netherlands B.V. (“ReachLocal Netherlands”) and Google Ireland Limited (“Google Ireland”) have reached an agreement in principle (the “International Agreement”), subject to finalized documentation, whereby ReachLocal Netherlands will be appointed as an authorized reseller of Google’s AdWords products in Germany, the United Kingdom, Australia and other countries in Europe and Asia. The International Agreement provides ReachLocal Netherlands certain performance bonuses in the event ReachLocal Netherlands meets certain advertiser targets, including certain share of retail requirements. The International Agreement has a three-year term, subject to broad mutual termination rights as are customary in Google Ireland reseller contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2011		REACHLOCAL, INC.

	By:	/s/ Zorik Gordon
Zorik Gordon
President and Chief Executive Officer